Exhibit 99.1
PepsiCo Reports Second-Quarter 2026 Results
Second-Quarter and Year-to-Date Results1
•Net revenue increased 6.4% and 7.3%, respectively
•Organic revenue2 increased 2.4% and 2.5%, respectively
•Earnings per share (EPS) increased 137% and 72%, respectively
•Core2 EPS increased 4% and 6%, respectively
•Core constant currency2 EPS increased 1% and 3%, respectively
Guidance
•Company affirms fiscal 2026 financial guidance2
PURCHASE, N.Y. - July 9, 2026 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for second-quarter 2026.
"Our second quarter results featured strong organic volume and net revenue growth for the global convenient foods and global beverages businesses. Year-to-date, PepsiCo's global organic volume has increased at the highest rate since 2022 - aided by the strength of the international business and the continued evolution of the portfolio to offer more choices through portion control varieties, diverse ingredients, functional benefits such as hydration, protein and fiber, energy and zero sugar beverage varieties," said Chairman and CEO, Ramon Laguarta.
Laguarta continued, "Looking ahead, we will continue to execute on our strategic priorities with a focus on accelerating top line growth – including the restaging of certain global brands, innovating with emerging, functional and permissible offerings and investing in certain affordability initiatives. We are also elevating productivity across the organization to improve operating leverage."

	Second-Quarter			Year-to-Date
($ in millions, except EPS)	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change
Net revenue	$24,181	$22,726	6.4%	$43,624	$40,645	7.3%
Organic revenue performance			2.4%			2.5%

Operating profit	$4,023	$1,789	125%	$7,236	$4,372	65%
Operating margin	16.6%	7.9%	875 bps	16.6%	10.8%	585 bps
Core operating profit	$4,067	$3,911	4%	$7,117	$6,700	6%
Core operating margin	16.8%	17.2%	(40) bps	16.3%	16.5%	(15) bps

EPS	$2.18	$0.92	137%	$3.88	$2.25	72%
Core EPS	$2.20	$2.12	4%	$3.81	$3.59	6%
Core constant currency EPS			1%			3%
1 Versus the prior year.
2 Please refer to the reconciliation of generally accepted accounting principles (GAAP) and non-GAAP information in the attached exhibits and to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue performance,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2026 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 24 weeks ended June 13, 2026 (Q2 2026 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.

Second-Quarter Results Discussion
•Net revenue increased 6.4% due to 2.4% organic revenue growth, a 2.2-percentage-point benefit from foreign exchange translation and a 1.8-percentage-point net benefit from acquisitions and divestitures. Organic revenue growth reflects the benefits associated with effective net pricing and a contribution from organic volume growth.
◦In North America, the convenient foods business gained volume market share aided by innovation and affordability initiatives. Convenient foods net revenue declined and primarily reflects lower effective net pricing. The beverages business delivered strong net revenue growth, primarily reflecting the benefits of acquisitions made in 2025 and organic growth.
◦The international businesses performed well with each segment delivering strong net revenue growth - aided by organic volume growth within Asia Pacific Foods, International Beverages Franchise and Europe, Middle East and Africa and a sequential improvement in organic volume trends in Latin America Foods.
•Operating profit increased 125% and operating margin expanded 875 basis points, reflecting prior-year impairment charges related to the Rockstar and Be & Cheery brands, lower restructuring charges and a favorable net impact of acquisition and divestiture-related charges/credits. Core operating profit increased 4%, with core operating margin contracting 40 basis points. The core operating profit performance was primarily driven by productivity savings and effective net pricing, partially offset by certain operating cost increases.
•EPS increased 137% and core EPS increased 4%, primarily driven by operating profit growth.
Year-to-Date Results Discussion
•Net revenue increased 7.3% due to a 2.7-percentage-point benefit from foreign exchange translation, 2.5% organic revenue growth and a 2.1-percentage-point net benefit from acquisitions and divestitures. Organic revenue growth reflects the benefits associated with effective net pricing and a contribution from organic volume growth.
◦In North America, organic volume and volume market share increased for the convenient foods business aided by innovation and affordability initiatives. Convenient foods net revenue grew slightly, reflecting organic volume growth and benefits of an acquisition, offset by lower effective net pricing. The beverages business delivered strong net revenue growth, primarily reflecting acquisitions made in 2025 and organic growth.
◦The international businesses performed well with each segment delivering strong net revenue growth - aided by organic volume growth within Asia Pacific Foods, Europe, Middle East and Africa and International Beverages Franchise.
•Operating profit increased 65% and operating margin expanded 585 basis points, reflecting prior-year impairment charges related to the Rockstar and Be & Cheery brands, a favorable net impact of acquisition and divestiture-related charges/credits and lower restructuring charges. Core operating profit increased 6%, with core operating margin contracting 15 basis points. The core operating profit performance was primarily driven by productivity savings and effective net pricing, partially offset by certain operating cost increases.
•EPS increased 72% and core EPS increased 6%, primarily driven by operating profit growth.

Summary Second-Quarter 2026 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PepsiCo Foods North America (PFNA)	(2)	—	—	(2)	—
PepsiCo Beverages North America (PBNA)	7	—	(6)	1		(4)
International Beverages Franchise (IB Franchise)	11	(2)	—	9		5
Europe, Middle East and Africa (EMEA)	10	(3)	—	6	4	1
Latin America Foods (LatAm Foods)	15	(11)	—	4	—
Asia Pacific Foods	12	(3)	—	9	10
Total	6	(2)	(2)	2	3	2

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(3.5)	(4.5)	—	(8)
PBNA	n/m	n/m	—	—
IB Franchise	19	—	(2)	17
EMEA	103	(86)	(3)	14
LatAm Foods	16	(2)	(13)	1
Asia Pacific Foods	n/m	n/m	(3)	41
Corporate unallocated expenses	23	(10)	—	12
Total	125	(121)	(3)	1

EPS	137	(133)	(3)	1
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
n/m - Not meaningful due to the impact of prior-year impairment and other charges.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

Summary Year-to-Date 2026 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PFNA	—	—	—	(0.5)	1
PBNA	8	—	(6)	1		(3)
IB Franchise	10	(3)	—	8		3
EMEA	13	(6)	—	6	6	1
LatAm Foods	16	(12)	—	4	(1)
Asia Pacific Foods	12	(3)	—	8	10
Total	7	(3)	(2)	2.5	3	1

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(5)	(1)	—	(6)
PBNA	n/m	n/m	—	2.5
IB Franchise	18	0.5	(3)	16
EMEA	74	(54)	(5)	15
LatAm Foods	19	(2)	(14)	3
Asia Pacific Foods	103	(64)	(5)	34
Corporate unallocated expenses	(15)	17	—	2
Total	65	(59)	(3)	3

EPS	72	(66)	(3)	3
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
n/m - Not meaningful due to the impact of prior-year impairment and other charges.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

Fiscal 2026 Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2026, the Company continues to expect:
•Organic revenue to increase between 2 and 4 percent;
•Core constant currency EPS to increase between 4 and 6 percent;
•A core annual effective tax rate of approximately 22 percent;
•Capital spending to be below 5 percent of net revenue;
•A free cash flow conversion ratio of at least 80 percent; and
•Total cash returns to shareholders of approximately $8.9 billion, comprised of dividends of $7.9 billion and share repurchases of $1.0 billion.
The Company also continues to expect a foreign exchange translation tailwind of approximately 1 percentage point to benefit reported net revenue and core EPS growth, based on current foreign exchange rates. In addition, acquisitions, net of divestitures, that occurred in 2025 are expected to contribute 1 percentage point to reported net revenue growth in 2026.
The assumptions and the guidance above imply net revenue growth within a range of 4 to 6 percent and core EPS growth of approximately 5 to 7 percent in fiscal 2026, which includes the anticipated impact of global minimum tax regulations.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:00 a.m. (Eastern time) on July 9, 2026, the Company will post prepared management remarks (in pdf format) regarding its first quarter results and business update, including its outlook for 2026, at https://www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on July 9, 2026, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at https://www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/13/2026	6/14/2025	6/13/2026	6/14/2025
Net Revenue	$24,181	$22,726	$43,624	$40,645
Cost of sales	11,070	10,304	19,782	18,230
Gross profit	13,111	12,422	23,842	22,415
Selling, general and administrative expenses	9,088	8,773	16,606	16,183
Impairment of intangible assets (a)	—	1,860	—	1,860
Operating Profit	4,023	1,789	7,236	4,372
Other pension and retiree medical benefits income	59	42	117	65
Net interest expense and other	(230)	(260)	(531)	(524)
Income before income taxes	3,852	1,571	6,822	3,913
Provision for income taxes	848	292	1,480	791
Net income	3,004	1,279	5,342	3,122
Less: Net income attributable to noncontrolling interests	23	16	34	25
Net Income Attributable to PepsiCo	$2,981	$1,263	$5,308	$3,097

Diluted
Net income attributable to PepsiCo per common share	$2.18	$0.92	$3.88	$2.25
Weighted-average common shares outstanding	1,369	1,373	1,370	1,374
(a)For the 12 and 24 weeks ended June 14, 2025, we recognized charges related to the impairments of our Rockstar and Be & Cheery brands.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	24 Weeks Ended
	6/13/2026	6/14/2025
Operating Activities
Net income	$5,342	$3,122
Depreciation and amortization	1,639	1,491
Impairment and other charges	—	1,860
Operating lease right-of-use asset amortization	347	315
Share-based compensation expense	162	131
Restructuring and impairment charges	182	426
Cash payments for restructuring charges	(264)	(387)
Acquisition and divestiture-related charges/credits	(158)	87
Cash payments for acquisition and divestiture-related charges	(14)	(58)
Pension and retiree medical plan expenses	30	99
Pension and retiree medical plan contributions	(315)	(354)
Deferred income taxes and other tax charges/credits	494	(260)
Tax payments related to the Tax Cuts and Jobs Act	(965)	(772)
Change in assets and liabilities:
Accounts and notes receivable	(1,857)	(1,582)
Inventories	(802)	(800)
Prepaid expenses and other current assets	(271)	(354)
Accounts payable and other current liabilities	(1,200)	(2,083)
Income taxes payable	313	415
Other, net	(298)	(300)
Net Cash Provided by Operating Activities	2,365	996

Investing Activities
Capital spending	(1,266)	(1,507)
Sales of property, plant and equipment	71	169
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(148)	(3,130)
Short-term investments, by original maturity:
More than three months - purchases	(80)	—
More than three months - maturities	8	425
More than three months - sales	14	—
Three months or less, net	(10)	22
Other investing, net	19	(106)
Net Cash Used for Investing Activities	(1,392)	(4,127)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	24 Weeks Ended
	6/13/2026	6/14/2025
Financing Activities
Proceeds from issuances of long-term debt	$2,974	$3,521
Payments of long-term debt	(2,221)	(2,543)
Short-term borrowings, by original maturity:
More than three months - proceeds	3,987	5,251
More than three months - payments	(1,750)	(2,492)
Three months or less, net	1,271	2,438
Cash dividends paid	(3,914)	(3,743)
Share repurchases	(479)	(494)
Proceeds from exercises of stock options	99	58
Withholding tax payments on restricted stock units and performance stock units converted	(95)	(111)
Other financing	(2)	(17)
Net Cash (Used for)/Provided by Financing Activities	(130)	1,868
Effect of exchange rate changes on cash and cash equivalents and restricted cash	256	422
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	1,099	(841)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	9,204	8,553
Cash and Cash Equivalents and Restricted Cash, End of Period	$10,303	$7,712

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$292	$329

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions, except per share amounts)

	(unaudited)
	6/13/2026	12/27/2025
ASSETS
Current Assets
Cash and cash equivalents	$10,251	$9,159
Short-term investments	465	371
Accounts and notes receivable, net	13,496	11,506
Inventories:
Raw materials and packaging	2,948	2,581
Work-in-process	163	143
Finished goods	3,623	3,121
	6,734	5,845
Prepaid expenses and other current assets	1,829	1,068
Total Current Assets	32,775	27,949
Property, Plant and Equipment, net	29,771	29,905
Amortizable Intangible Assets, net	1,187	1,219
Goodwill	19,093	18,916
Other Indefinite-Lived Intangible Assets	13,990	13,847
Investments in Noncontrolled Affiliates	2,180	2,038
Deferred Income Taxes	4,455	4,541
Other Assets	8,738	8,984
Total Assets	$112,189	$107,399

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$10,602	$6,861
Accounts payable and other current liabilities	24,504	25,903
Total Current Liabilities	35,106	32,764
Long-Term Debt Obligations	42,612	42,321
Deferred Income Taxes	4,055	3,802
Other Liabilities	8,146	7,965
Total Liabilities	89,919	86,852
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,366 and 1,367 shares, respectively)	23	23
Capital in excess of par value	4,447	4,451
Retained earnings	74,116	72,788
Accumulated other comprehensive loss	(14,343)	(15,024)
Repurchased common stock, in excess of par value (501 and 500 shares, respectively)	(42,145)	(41,832)
Total PepsiCo Common Shareholders’ Equity	22,098	20,406
Noncontrolling interests	172	141
Total Equity	22,270	20,547
Total Liabilities and Equity	$112,189	$107,399

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results, core constant currency results, free cash flow and free cash flow conversion. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges and credits associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; and debt redemptions, cash tender or exchange offers. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures:
Acquisitions and divestitures: mergers and acquisitions activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We also apply the constant currency calculation for our subsidiaries operating in highly inflationary economies.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q2 2026 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 27, 2025. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges/credits
Acquisition and divestiture-related charges/credits include merger and integration charges, transaction expenses, such as consulting, advisory and other professional fees, as well as fair value adjustments to contingent consideration. Merger and integration charges include distribution agreement termination fees, employee-related costs, closing costs and other integration costs.

Impairment and other charges
We recognized impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, related to the Rockstar and Be & Cheery brands.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes curtailment gains.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash from operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending (capital spending less cash proceeds from sales of property, plant and equipment) is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Free cash flow is used by us primarily for acquisitions and financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Free cash flow conversion: Free cash flow divided by core net income attributable to PepsiCo.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. We also apply the constant currency calculation for our subsidiaries operating in highly inflationary economies. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2026 guidance
Our 2026 organic revenue performance guidance adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above) and acquisitions and divestitures. Our 2026 core effective tax rate guidance, our 2026 core constant currency EPS growth guidance and our projected 2026 core net income attributable to PepsiCo (a component of free cash flow conversion ratio) exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2026 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2026 organic revenue growth to our full year projected 2026 reported net revenue growth because we are unable to predict the 2026 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions and divestitures. We are also not able to reconcile our full year projected 2026 core effective tax rate to our full year projected 2026 reported effective tax rate, our full year projected 2026 core constant currency EPS growth to our full year projected 2026 reported EPS growth and our full year projected 2026 core net income attributable to PepsiCo (a component of free cash flow conversion ratio) to our full year projected 2026 reported net income, because we are unable to predict the 2026 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures, without unreasonable effort.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Performance
12 and 24 Weeks Ended June 13, 2026
(dollars in millions, unaudited)

	12 Weeks Ended 6/13/2026
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,368	$7,243	$1,523	$4,983	$2,940	$1,124	$24,181
Impact of foreign exchange translation (a)	(4)	(4)	(29)	(153)	(286)	(27)	(503)
Impact of acquisitions and structural changes	—	(412)	—	—	—	—	(412)
Organic Revenue, non-GAAP measure (b)	$6,364	$6,827	$1,494	$4,830	$2,654	$1,097	$23,266

Prior Year Reported Net Revenue, GAAP measure	$6,476	$6,796	$1,368	$4,536	$2,548	$1,002	$22,726
Impact of divestitures	—	(11)	—	—	—	—	(11)
Prior Year Organic Revenue, non-GAAP measure (b)	$6,476	$6,785	$1,368	$4,536	$2,548	$1,002	$22,715

Reported Net Revenue % Change, GAAP measure	(2)	7	11	10	15	12	6
Impact of foreign exchange translation	—	—	(2)	(3)	(11)	(3)	(2)
Impact of acquisitions and divestitures	—	(6)	—	—	—	—	(2)
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	9	6	4	9	2

Impact on % Change of:
Organic volume change (d)	—	(2)	6	3	—	10	1
Effective net pricing	(2)	3	3	3	4	(1)	2

	24 Weeks Ended 6/13/2026
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$12,700	$13,634	$2,347	$7,806	$4,874	$2,263	$43,624
Impact of foreign exchange translation (a)	(23)	(22)	(57)	(432)	(507)	(70)	(1,111)
Impact of acquisitions and structural changes	(54)	(817)	—	—	—	—	(871)
Organic Revenue, non-GAAP measure (b)	$12,623	$12,795	$2,290	$7,374	$4,367	$2,193	$41,642

Prior Year Reported Net Revenue, GAAP measure	$12,689	$12,672	$2,127	$6,924	$4,209	$2,024	$40,645
Impact of divestitures	—	(22)	—	—	—	—	(22)
Prior Year Organic Revenue, non-GAAP measure (b)	$12,689	$12,650	$2,127	$6,924	$4,209	$2,024	$40,623

Reported Net Revenue % Change, GAAP measure	—	8	10	13	16	12	7
Impact of foreign exchange translation	—	—	(3)	(6)	(12)	(3)	(3)
Impact of acquisitions and divestitures	—	(6)	—	—	—	—	(2)
Organic Revenue % Change, non-GAAP measure (c)	(0.5)	1	8	6	4	8	2.5

Impact on % Change of:
Organic volume change (d)	1	(3)	3	4	(1)	10	1
Effective net pricing	(1)	4	5	2	5	(1.5)	2
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represents underlying amount, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Summary Second-Quarter 2026 Performance table and Summary Year-to-Date 2026 Performance table on pages 3 and 4, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment
12 Weeks Ended June 13, 2026
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,503	$3,420	$437	$2,840	$1,172	$690	$8	$11,070
Mark-to-market net impact	—	—	—	—	—	—	(8)	(8)
Restructuring and impairment charges	(5)	—	—	(1)	7	—	—	1
Core Cost of Sales, non-GAAP measure (a)	$2,498	$3,420	$437	$2,839	$1,179	$690	$—	$11,063
									Gross Margin
Reported Gross Profit, GAAP measure	$3,865	$3,823	$1,086	$2,143	$1,768	$434	$(8)	$13,111	54.2%
Mark-to-market net impact	—	—	—	—	—	—	8	8	—
Restructuring and impairment charges	5	—	—	1	(7)	—	—	(1)	—
Core Gross Profit, non-GAAP measure (a)	$3,870	$3,823	$1,086	$2,144	$1,761	$434	$—	$13,118	54.3%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,523	$2,770	$449	$1,392	$1,152	$307	$495	$9,088
Mark-to-market net impact	—	—	—	—	—	—	(32)	(32)
Restructuring and impairment charges	(21)	15	(1)	(15)	(11)	(7)	(10)	(50)
Acquisition and divestiture-related charges/credits	(1)	46	—	—	—	—	—	45
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,501	$2,831	$448	$1,377	$1,141	$300	$453	$9,051
									Operating Margin
Reported Operating Profit, GAAP measure	$1,342	$1,053	$637	$751	$616	$127	$(503)	$4,023	16.6%
Mark-to-market net impact	—	—	—	—	—	—	40	40	0.2
Restructuring and impairment charges	26	(15)	1	16	4	7	10	49	0.2
Acquisition and divestiture-related charges/credits	1	(46)	—	—	—	—	—	(45)	(0.2)
Core Operating Profit, non-GAAP measure (a)	1,369	992	638	767	620	134	(453)	4,067	16.8%
Impact of foreign exchange translation (b)	(1)	—	(11)	(18)	(70)	(3)	—	(103)
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,368	$992	$627	$749	$550	$131	$(453)	$3,964

Reported Operating Profit % Change, GAAP measure	(3.5)	n/m	19	103	16	n/m	23	125
Core Operating Profit % Change, non-GAAP measure (a)	(8)	—	19	17	14	44	12	4
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(8)	—	17	14	1	41	12	1
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.
n/m - Not meaningful due to the impact of prior-year impairment and other charges.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
12 Weeks Ended June 14, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,563	$2,997	$400	$2,641	$1,074	$627	$2	$10,304
Mark-to-market net impact	—	—	—	—	—	—	(2)	(2)
Restructuring and impairment charges	(92)	(7)	—	(3)	—	—	—	(102)
Core Cost of Sales, non-GAAP measure (a)	$2,471	$2,990	$400	$2,638	$1,074	$627	$—	$10,200
									Gross Margin
Reported Gross Profit, GAAP measure	$3,913	$3,799	$968	$1,895	$1,474	$375	$(2)	$12,422	54.7%
Mark-to-market net impact	—	—	—	—	—	—	2	2	—
Restructuring and impairment charges	92	7	—	3	—	—	—	102	0.4
Core Gross Profit, non-GAAP measure (a)	$4,005	$3,806	$968	$1,898	$1,474	$375	$—	$12,526	55.1%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,522	$2,909	$433	$1,274	$941	$285	$409	$8,773
Mark-to-market net impact	—	—	—	—	—	—	17	17
Restructuring and impairment charges	1	(41)	(3)	(33)	(12)	(3)	(22)	(113)
Acquisition and divestiture-related charges/credits	(6)	(56)	—	—	—	—	—	(62)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,517	$2,812	$430	$1,241	$929	$282	$404	$8,615

Reported Impairment of Intangible Assets, GAAP measure	$—	$1,529	$—	$251	$—	$80	$—	$1,860
Impairment and other charges	—	(1,529)	—	(251)	—	(80)	—	(1,860)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$1,391	$(639)	$535	$370	$533	$10	$(411)	$1,789	7.9%
Mark-to-market net impact	—	—	—	—	—	—	(15)	(15)	(0.1)
Restructuring and impairment charges	91	48	3	36	12	3	22	215	0.9
Acquisition and divestiture-related charges/credits	6	56	—	—	—	—	—	62	0.3
Impairment and other charges	—	1,529	—	251	—	80	—	1,860	8.2
Core Operating Profit, non-GAAP measure (a)	$1,488	$994	$538	$657	$545	$93	$(404)	$3,911	17.2%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
24 Weeks Ended June 13, 2026
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$4,907	$6,411	$671	$4,521	$1,952	$1,347	$(27)	$19,782
Mark-to-market net impact	—	—	—	—	—	—	27	27
Restructuring and impairment charges	(17)	1	—	(9)	7	—	—	(18)
Core Cost of Sales, non-GAAP measure (a)	$4,890	$6,412	$671	$4,512	$1,959	$1,347	$—	$19,791
									Gross Margin
Reported Gross Profit, GAAP measure	$7,793	$7,223	$1,676	$3,285	$2,922	$916	$27	$23,842	54.7%
Mark-to-market net impact	—	—	—	—	—	—	(27)	(27)	(0.1)
Restructuring and impairment charges	17	(1)	—	9	(7)	—	—	18	—
Core Gross Profit, non-GAAP measure (a)	$7,810	$7,222	$1,676	$3,294	$2,915	$916	$—	$23,833	54.6%

Reported Selling, General and Administrative Expenses, GAAP measure	$5,022	$5,434	$718	$2,256	$1,878	$572	$726	$16,606
Mark-to-market net impact	—	—	—	—	—	—	115	115
Restructuring and impairment charges	(84)	(3)	(8)	(30)	(14)	(8)	(16)	(163)
Acquisition and divestiture-related charges/credits	(2)	160	—	—	—	—	—	158
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$4,936	$5,591	$710	$2,226	$1,864	$564	$825	$16,716
									Operating Margin
Reported Operating Profit, GAAP measure	$2,771	$1,789	$958	$1,029	$1,044	$344	$(699)	$7,236	16.6%
Mark-to-market net impact	—	—	—	—	—	—	(142)	(142)	(0.3)
Restructuring and impairment charges	101	2	8	39	7	8	16	181	0.4
Acquisition and divestiture-related charges/credits	2	(160)	—	—	—	—	—	(158)	(0.4)
Core Operating Profit, non-GAAP measure (a)	2,874	1,631	966	1,068	1,051	352	(825)	7,117	16.3%
Impact of foreign exchange translation (b)	(5)	(3)	(22)	(47)	(126)	(12)	—	(215)
Core Constant Currency Operating Profit, non-GAAP measure (a)	$2,869	$1,628	$944	$1,021	$925	$340	$(825)	$6,902

Reported Operating Profit % Change, GAAP measure	(5)	n/m	18	74	19	103	(15)	65
Core Operating Profit % Change, non-GAAP measure (a)	(6)	3	18	20	17	38	2	6
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(6)	2.5	16	15	3	34	2	3
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.
n/m - Not meaningful due to the impact of prior-year impairment and other charges.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
24 Weeks Ended June 14, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$4,911	$5,656	$612	$4,049	$1,772	$1,239	$(9)	$18,230
Mark-to-market net impact	—	—	—	—	—	—	9	9
Restructuring and impairment charges	(92)	(7)	—	(4)	—	—	—	(103)
Core Cost of Sales, non-GAAP measure (a)	$4,819	$5,649	$612	$4,045	$1,772	$1,239	$—	$18,136
									Gross Margin
Reported Gross Profit, GAAP measure	$7,778	$7,016	$1,515	$2,875	$2,437	$785	$9	$22,415	55.1%
Mark-to-market net impact	—	—	—	—	—	—	(9)	(9)	—
Restructuring and impairment charges	92	7	—	4	—	—	—	103	0.3
Core Gross Profit, non-GAAP measure (a)	$7,870	$7,023	$1,515	$2,879	$2,437	$785	$—	$22,509	55.4%

Reported Selling, General and Administrative Expenses, GAAP measure	$4,851	$5,666	$703	$2,034	$1,560	$535	$834	$16,183
Mark-to-market net impact	—	—	—	—	—	—	22	22
Restructuring and impairment charges	(23)	(166)	(5)	(45)	(19)	(4)	(47)	(309)
Acquisition and divestiture-related charges/credits	(21)	(66)	—	—	—	—	—	(87)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$4,807	$5,434	$698	$1,989	$1,541	$531	$809	$15,809

Reported Impairment of Intangible Assets, GAAP measure	$—	$1,529	$—	$251	$—	$80	$—	$1,860
Impairment and other charges	—	(1,529)	—	(251)	—	(80)	—	(1,860)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$2,927	$(179)	$812	$590	$877	$170	$(825)	$4,372	10.8%
Mark-to-market net impact	—	—	—	—	—	—	(31)	(31)	(0.1)
Restructuring and impairment charges	115	173	5	49	19	4	47	412	1.0
Acquisition and divestiture-related charges/credits	21	66	—	—	—	—	—	87	0.2
Impairment and other charges	—	1,529	—	251	—	80	—	1,860	4.6
Core Operating Profit, non-GAAP measure (a)	$3,063	$1,589	$817	$890	$896	$254	$(809)	$6,700	16.5%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended June 13, 2026 and June 14, 2025
(dollars in millions, except per share amounts, unaudited)

	12 Weeks Ended 6/13/2026
	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$848	$2,981	$2.18	22.0%
Items Affecting Comparability
Mark-to-market net impact	9	31	0.02	—
Restructuring and impairment charges	10	39	0.03	—
Acquisition and divestiture-related charges/credits	(10)	(35)	(0.03)	—
Core, non-GAAP measure (d)	$857	$3,016	$2.20	22.0%

	12 Weeks Ended 6/14/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$42	$292	$1,263	$0.92	18.6%
Items Affecting Comparability
Mark-to-market net impact	—	(5)	(10)	(0.01)	(0.1)
Restructuring and impairment charges	(2)	53	160	0.12	0.5
Acquisition and divestiture-related charges/credits	—	14	48	0.03	0.1
Impairment and other charges	—	413	1,447	1.05	1.7
Pension and retiree medical-related impact	(1)	—	(1)	—	—
Core, non-GAAP measure (d)	$39	$767	$2,907	$2.12	20.8%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)Provision for income taxes reflects the unfavorable impact of an income tax audit settlement in our LatAm Foods segment.
(d)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items (continued)
24 Weeks Ended June 13, 2026 and June 14, 2025
(dollars in millions, except per share amounts, unaudited)

	24 Weeks Ended 6/13/2026
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$117	$1,480	$5,308	$3.88	21.7%
Items Affecting Comparability
Mark-to-market net impact	—	(34)	(108)	(0.08)	(0.1)
Restructuring and impairment charges	1	41	141	0.10	—
Acquisition and divestiture-related charges/credits	—	(37)	(121)	(0.09)	(0.1)
Core, non-GAAP measure (c)	$118	$1,450	$5,220	$3.81	21.6%

	24 Weeks Ended 6/14/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$65	$791	$3,097	$2.25	20.2%
Items Affecting Comparability
Mark-to-market net impact	—	(8)	(23)	(0.02)	—
Restructuring and impairment charges	14	75	351	0.26	(0.4)
Acquisition and divestiture-related charges/credits	—	20	67	0.05	0.1
Impairment and other charges	—	413	1,447	1.05	0.8
Pension and retiree medical-related impact	(1)	—	(1)	—	—
Core, non-GAAP measure (c)	$78	$1,291	$4,938	$3.59	20.6%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2026 guidance and outlook are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; changes in tariffs and global trade relations; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.